As filed with the Securities and Exchange Commission on December 21 , 2001
                                                     Registration No.  333-69784



 -------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                         AMENDMENT NUMBER 3 TO FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      DEMAND FINANCIAL INTERNATIONAL, LTD.
                 (Name of Small Business Issuer in its Charter)


     NEVADA                     5812                       91-1997728
  --------------           --------------                  -----------
(State or other         (Primary Standard              (I.R.S. Employer
 jurisdiction of         Industrial Classification      Identification No.)
 incorporation or        Code Number)
 organization)


          141 ADELAIDE STREET WEST, STE 1004, TORONTO, ONTARIO M5H 3L5
          ------------------------------------------------------------
                                 (416) 628-5264
                                 --------------
          (Address and telephone number of principal executive offices)


                           Mitchell Geisler, President
                      Demand Financial International, Ltd.
                      141 Adelaide Street West, Suite 1004
                        Toronto, Ontario, Canada M5H 3L5

                             (416) 777-0477 Ext. 227

            (Name, Address and Telephone Number of Agent for Service)
                                    Copy to:

                             Andrew D. Hudders, Esq.
                                 Graubard Miller
                          600 Third Avenue - 32nd Floor
                               New York, NY 10016
                            Telephone: (212) 818-8800
                            Facsimile (212) 818-8881


Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis under Rule 415 under the Securities Act of 1933, as amended, check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

Title of Each                     Proposed         Proposed
Class of                          Maximum          Maximum          Amount of
Securities to     Amount to be    Offering Price   Aggregate        Registration
be Registered     Registered      Per Share        Offering Price   Fee
--------------------------------------------------------------------------------
Common Stock,     21,000,000      $0.05            $1,050,000       $262.50
$.001              shares
par value
--------------------------------------------------------------------------------


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any state.


                              SUBJECT TO COMPLETION
                 PRELIMINARY PROSPECTUS DATED DECEMBER 21 , 2001

                                   21,000,000
                             Shares of Common Stock

                      DEMAND FINANCIAL INTERNATIONAL, LTD.

      Up to 20,000,000 shares of our common stock are being sold by an officer of Demand Financial on a self-underwritten, best efforts basis, with no minimum. The offering by us will commence on the date of this prospectus and will continue for nine months or until all the shares offered are sold, if earlier. We will not escrow the funds received in the purchase of our common stock. We will issue certificates for common stock purchased from us within ten business days after receipt of a fully executed subscription agreement that is accepted by us and good funds for the purchase are in our account.

      Up to 1,000,000 shares of common stock are being sold by selling stockholders. These shares will be sold at the offering price of $0.05 per share. We will not receive any of the proceeds from the sale of these shares.


      No public market exists for our common stock. A public market may not develop after the sale of the shares.

      Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 7 of this prospectus.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                           Per Share                 Total

    Public offering price...........        $.05                 $1,050,000 (1)


(1) Assumes all 21,000,000 shares offered are sold. The expenses of this offering, estimated at $50,000, will be paid by and deducted from the total proceeds to Demand Financial International, Ltd. We will not receive any of the proceeds from the 1,000,000 shares being offered by selling stockholders.

                The date of this Prospectus is __________ , 2001

                                TABLE OF CONTENTS

                                                                     PAGE
                                                                     ----


  Prospectus Summary                                                    5
  Risk Factors                                                          6
  Use of Proceeds                                                       8
  Dividend Policy                                                       9
  Determination of Offering Price                                       9
  Dilution of the Price Paid for the Shares                            10
  Capitalization                                                       11
  Management's Discussion and Analysis of Results of Operations        11
  Business                                                             12
  Management                                                           15
  Executive Compensation                                               15
  Principal Stockholders                                               16
  Shares Eligible for Future Resale                                    18
  Selling Stockholders                                                 18
  Plan of Distribution                                                 21
  Legal Matters                                                        23
  Experts                                                              23
  Additional Information                                               23
  Index to Financial Statements                                       F-1
  Changes In and Disagreements with Accountants on
   Accounting and Financial Disclosure                                 39

                               PROSPECTUS SUMMARY

      This  summary   highlights   information   set  forth  elsewhere  in  this
prospectus. You should read the entire prospectus carefully, paying particular attention to the section entitled Risk Factors.

                                   The Company

      Demand Financial International, Ltd., intends to develop a caviar lounge, restaurant and piano bar business situated high a-top famous skylines in North America. As of December 5, 2001 our only asset was $2,340 in cash and we may not be successful in obtaining adequate capital to continue operations.

      Our strategy is to create and operate a high-end food and entertainment chain, which combines a caviar lounge, restaurant and piano bar with a sophisticated atmosphere. Our venues will be located in well-known high-rise towers in the financial districts of major cities. Our target market will be professionals from businesses and sophisticated social communities. We are currently searching for a location in the Toronto, Canada area for our initial flagship restaurant. If we are successful with this initial operation, we will seek to expand into other major cities.

      Our product focus will be on a selection of quality caviar, fresh seafood, vintage wines, fine liquors and liqueurs, a skyline view and piano bar.

      Demand Financial is a development stage company. We have had no revenues to date and expect to incur substantial expenses in implementing our plan. We cannot indicate now if we will ever be profitable. Additionally, we had a net working capital deficit of $15,100 as of September 30, 2001 and no other form of financial commitment for the funding of our business plan. Our independent auditors have issued a qualified opinion that raises substantial doubt as to our ability to continue as a going concern. We cannot give any assurance that this offering will be successful or that we will be able to locate any funding or enter into any agreements that will provide the required operating capital.

                        The Offering by Demand Financial

Securities offered by us......................Up to 20,000,000 shares of common stock.

Securities offered by
selling shareholders..........................Up to 1,000,000 shares of common stock
Common stock outstanding
prior to the offering.........................10,000,000 shares

Common stock to be outstanding
after the offering............................30,000,000 shares (assuming all
                                              20,000,000 shares are sold)

Use of proceeds...............................We intend to use the proceeds of this offering as follows:

                                              o   Repayment of offering expenses

                                              o   Contracting with outside
                                                  consultants and architect

                                              o   Securing a location and lease

                                              o   Construction expenses

                                              o   Working capital

Subscription method...........................Investors will be asked to complete an investor subscription
                                              agreement and return it to us with
                                              the purchase price.

Certificate issuance..........................Within ten business days after receipt and acceptance of investor
                                              subscription agreement and good
                                              funds, a certificate for the
                                              shares will be sent to the
                                              address supplied.

      Demand Financial was incorporated in Nevada on December 31, 1996. The mailing address of our principal executive office is 141 Adelaide Street West, Suite 1004 Toronto, Ontario, Canada M5H 3L5 and the telephone number is (416) 777-0477 Ext. 227.

                                  RISK FACTORS

      You should consider carefully the following risks before you decide to invest in our common stock. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. Any of these risks could cause the trading price of our common stock to decline, and you could lose all or part of your investment.

Risks Relating to Our Business

      We have no long-term history of operations upon which investors may evaluate our business plan and performance.

      We are in the early stages of implementing our business plan. We have not engaged in any substantive operations to date and have no revenues from operations. Since inception we have accumulated a deficit of $29,083 through September 30, 2001. Therefore, investors will not have a track record with which to judge our ability to achieve our business objectives. Investors must evaluate an investment in Demand Financial based on management's expectations and their own evaluation of our prospects.

Our independent auditors have issued their opinion with a going concern qualification.

      Because of our accumulated deficits, our lack of revenues sufficient to support our operations and our limited capital resources, our independent auditors have issued an audit opinion that raises substantial doubt about our ability to continue as a going concern.

Our ability to operate will depend on our ability to face all the challenges of a new business.

      We expect to face many challenges in the development of our business. An investment in Demand Financial must be considered in light of the risks, expenses and difficulties of companies in the early development stage.

Our success will depend on creating goodwill and branding to attract customers and differentiate our venues from other restaurants and bars.

      Our ultimate success is dependent on the goodwill we generate and the brand name recognition we achieve over time as a high-end food and entertainment chain. If we are unable to create goodwill and branding associated with our facilities, we believe we will not be adequately differentiated in the market place to attract the kinds of customers we plan to focus on and to generate sufficient revenues that will cover our operations.

Our industry is highly competitive and subject to rapid changes in customer taste.

      Unless we create the kind of environment that attracts customers from their restaurant, bar and entertainment alternatives, we will not be successful in achieving adequate revenues. Our competitors include well established and well known restaurants as well as new venues that may open from time to time. Our business is also affected by rapid changes in customer taste. So if we do not sustain recognition in our market niche or differentiation, we may not continue to attract customers. A substantial loss in customers or a rejection of our restaurant style will adversely affect Demand Financial.

The current business downturn and other recent events could greatly hamper our ability to start a successful upscale restaurant.

      Our business plan is to locate our restaurant business a-top well-known high-rise buildings. Due to the recent events of September 11, 2001, attracting customers will be difficult as long as there is uncertainty about the security of such locations. In addition, the current economic downturn will also hinder our ability to start an upscale restaurant, as consumers will likely have less discretionary funds to spend on higher priced hospitality services.

National and local economic conditions may adversely affect our business plan and/or operations.

      The restaurant and entertainment industry often is greatly effected by changes in the economy because it competes for the discretionary dollars of customers. If there is an adverse change in the local or national economic climate, our business will be affected because it will be harder to attract customers.

Risks Relating to this Offering

Without a successful offering, we will not be able to implement our business plan.

      We are dependent on raising the proceeds in this offering to fund our operations during implementation of our business plan. If we do not raise sufficient capital, we will have to curtail aspects of our operations or abandon them altogether. Revising the business plan may result in our not being able to continue in business as planned.

This offering is being made without an underwriter; therefore, it is possible that Demand Financial will not sell all the shares offered.

      The offering is self-underwritten. This means Demand Financial will not engage the services of an underwriter to sell the shares. We intend to sell the shares through the efforts of one of our officers, and we will not pay him any commissions. Without the services of a professional finance firm, it is possible that we will not sell all the shares offered. If Demand Financial does not raise the full amount being sought, it will have to modify its business plan to reduce its proposed expenditures. A substantial reduction in the business plan may impair the business and financial ability of Demand Financial, and it may be required to cease operations.

This offering is being made without any escrow of investor funds or provisions to return funds.

      When investors make a subscription for our common stock, the purchase price will not be placed in any escrow account and will become a general asset of Demand Financial. There is no minimum offering amount. Subscriptions will be accepted on a rolling basis. There are no investor protections for the return of invested monies.

Because there is no minimum offering requirement, early investors in this offering bear a disproportionate risk of Demand Financial being able to operate on the funds raised.

      This offering is made on a rolling basis with no minimum amount having to be raised. Therefore, early investors will participate in the offering with no assurance that a sufficient amount of funds will be raised for the intended uses. If insufficient funds are the result of this offering, Demand Financial may have to limit the extent to which it will be able to implement its business plan, but investors will not be able to get their investment funds back.

The offering price has been arbitrarily established.

      The offering price has been arbitrarily established by the board of directors. It is not based on market factors, business appraisal or other established criteria of business valuation. We have not consulted with any finance professionals to determine the offering price. Consequently, investors in this offering may be overpaying for their aggregate portion of Demand Financial at this time. Moreover, after the offering, the common stock may not trade at or above the offering price.

The officers will have broad discretion in the use of proceeds from this offering.

      Although we have allocated the proceeds from this offering among several categories of uses, they may be changed by management at any time. The amount allocated to a use also may be changed depending on management's determination about the best use of the funds at a particular time. Therefore, investors must rely entirely on the business judgment of management in the use of the offering proceeds and to determine how and what portions of the business plan will be implemented.

There has been no prior market for our common stock and the market price of the shares may fluctuate.

      There has been no market for our common stock prior to this offering. We cannot guarantee that a trading market for our common stock will develop or, if a market does develop, that the depth of the trading market for the common stock or the prices at which the common stock will trade.


There can be no assurance that a public market will develop for the common stock.

      We plan to take action so that our common stock will trade on the Over-the-Counter Bulletin Board, operated by NASDAQ. Because the OTC BB is a broker driven market, before our stock may be listed and quoted, brokers must apply for it to be listed and then establish market levels for it to trade. We must wait until brokers take the appropriate action before our common stock will trade in that market. There can be no assurance that a market will develop for the common stock.

Because the common stock of Demand Financial will be deemed "penny stock" under the Securities and Securities Exchange, investors may not be readily able to resell the shares acquired in the offering in the public markets.

      The shares are defined as penny stock under the Securities and Exchange Act of 1934 and rules of the SEC. These rules impose additional sales practice and disclosure requirements on broker-dealers who sell our shares to persons other than certain accredited investors. For covered transactions, a broker-dealer must make a suitability determination for each purchaser and receive a purchaser's written agreement prior to sale. In addition, the broker-dealer must make certain mandated disclosures in transactions of penny stocks. Consequently, these rules may affect the ability of broker-dealers to make a market in our common stock and may affect the investor's ability to resell shares purchased in this offering.

Our directors and officers will have substantial ability to control our business direction.

      After the offering, assuming the sale of all the common stock, one of our directors and officers will own about 30% of the common stock outstanding. If less shares are sold in the offering, the percentage will be higher. Therefore, this person will be in a position to substantially influence the election of our directors, if not actually control it. Consequently, he will be able to influence the business operations of Demand Financial.


                                USE OF PROCEEDS

      The offering is on a best efforts, no minimum basis. The principal use of proceeds will be to locate and build out our initial restaurant and piano bar. Below are four alternatives of the application of proceeds that may be received at various levels of stock sold in the offering.

                              Based on     Based on     Based on      Base on
                              25% of       50% of       75% of        100% of
Activity                      Proceeds     Proceeds     Proceeds      Proceeds
--------                      --------     --------     --------     ----------
Cost of the
Offering                       $50,000      $50,000      $50,000        $50,000

Initial Inventory              $35,000      $35,000      $50,000        $75,000

Advertising                    $10,000      $30,000      $50,000        $75,000

Securing location
And lease                      $40,000      $60,000      $80,000       $100,000

Hiring of outside
Consultants and architects     $15,000      $25,000      $30,000        $50,000

Construction                   $60,000     $250,000     $390,000       $500,000

Ongoing Legal & Accounting
fees for being a public
company                        $30,000      $30,000      $30,000        $30,000

Working Capital                $10,000      $20,000      $70,000       $120,000
                              --------     --------     --------     ----------
Total                         $250,000     $500,000     $750,000     $1,000,000
                              --------     --------     --------     ----------

      We believe the average start-up costs for a restaurant in today's marketplace ranges from $80 to $125 per square foot. As we are targeting the high-end market, we have budgeted start-up costs based on the high end of this range. Our budget includes costs associated with the design, architecture, engineering, contracting, legal fees, restaurant equipment, assets, fixtures, initial staff training and salaries, and initial inventory. Our budget also anticipates that property lease payments will be at a premium of $75, gross, per square foot. If the full amount of the offering is not received, we will have to scale back in such areas as a prime location and other amenities included in our plan. We cannot give any assurance that even if we raise the full amount of the offering that we will be able to find a suitable location or build out the restaurant as planned.

      Proceeds not immediately required for the purposes described above will be invested principally in United States government securities, short-term certificates of deposit, money market funds or other short-term interest-bearing investments.

      Although we have made allocations for the use of the net proceeds of the offering, management may change the allocations in its sole discretion based on the amount of funds actually received. If less than all the shares are sold, it correspondingly will limit our ability to build out our initial restaurant in accordance with our business plan. We also would reduce the working capital allocation and try to reduce the other anticipated expenses. Significant reductions in our business plan or delays in taking action may impair our ability to implement our business plan causing us to curtail all or substantial parts of our potential business operations.

      In addition to changing allocations because of the amount of proceeds received, we may change the uses of proceeds because of required changes in our business plan or management decisions based on arbitrary decision making.
Investors should understand that we have wide discretion over the use of proceeds. Therefore, our decisions may not be in line with the initial objectives of investors who will have little ability to influence these decisions other than through the process of changing the directors of Demand Financial International, Ltd. by stockholder action.

                                 DIVIDEND POLICY

      We have never paid any dividends. We can make no assurances that our proposed operations will result in sufficient revenues to enable profitable operations or to generate positive cash flow. For the foreseeable future, we anticipate that we will use any funds available to us to finance the growth of our operations and that we will not pay cash dividends to holders of common stock. The payment of dividends, if any, in the future is within the discretion of our board of directors and will depend on our earnings, capital requirements, restrictions imposed by lenders and on our financial condition, having funds legally available to pay dividends and other relevant factors.

                         DETERMINATION OF OFFERING PRICE

      The price of the shares was arbitrarily determined in order for Demand Financial to raise up to a total of $1,000,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value, or other established criteria of value. We also did not consult finance professionals to help establish the offering price. There is no assurance that the price paid for a share in the offering will be recoverable by a sale of the shares in the public market, or that a public market will value Demand Financial as we have determined its value.

                                    DILUTION

      At September 30, 2001, we had a negative net tangible book value of $(15,083) or $(0.002) per share of common stock. Net tangible book value is equal to total tangible assets minus total liabilities. Our net tangible book value per share is calculated by dividing our net tangible book value by 10,000,000, the total number of shares of common stock outstanding.

      At September 30, 2001, after giving effect to the sale of 20,000,000 shares of common stock (excluding the shares sold by current stockholders) in this offering at an assumed initial public offering price of $.05 per share and the receipt by us of the net proceeds (net of $50,000 in expenses) from this offering, our pro forma net tangible book value at September 30, 2001 would have been approximately $935,000, or approximately $.031 per share of common stock. The dilution is $.019 per share, or approximately 38%, less than the price that an investor in this offering would be paying for the stock. The dilution could be substantially more if we sell less than the full amount of the offering (20,000,000 shares). The following table illustrates the dilution based on various levels of the number of shares sold:


                                                     25% or        50% or         75% or         100% or
                                                   5,000,000     10,000,000     15,000,000     20,000,000
                                                     shares        shares         shares         shares
                                                  -----------    ----------     ----------     ----------
Assumed public offering price per share                $.05           $.05           $.05           $.05

Net tangible book value per share of
common stock as of September 30, 2001 (actual)      ($0.002)       ($0.002)       ($0.002)       ($0.002)

Increase per share attributable
to sale of common stock in this offering             $0.014         $0.023         $0.029         $0.033

Pro forma net tangible  book value per
share of commonstock after this offering             $0.012         $0.022         $0.027         $0.031

Dilution per share of common stock to
investors in this offering                           $0.038         $0.028         $0.023         $0.019
                                                     ------         ------         ------         ------

      The public offering price is substantially higher than the pro forma net tangible book value per share. Investors will incur immediate and substantial dilution.

      The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per share of common stock paid by our existing stockholders and by new investors in this offering:


                               Price Per       Number of          Total Percentage      Consideration      Percentage of
                               Share           Shares Held        of Ownership          Paid               Consideration
                               ---------       -----------        ----------------      -------------      -------------
Existing stockholders            $.001          10,000,000              33.3%                $14,000              1.4%
Investors in this offering        $.05          20,000,000              66.7%             $1,000,000             98.6%
                                                ----------             ------             ----------            ------
Total                                           30,000,000             100.0%             $1,014,000            100.0%

                                 CAPITALIZATION

      The following table sets forth our capitalization as of September 30, 2001, on an actual and a pro forma basis, as adjusted for the sale of all 20,000,000 shares being offered by us and excluding the shares being sold by current stockholders.

                                                                     Pro forma
                                                     Actual         As Adjusted
                                                  September 30,       for the
                                                      2001            Offering
                                                    ---------         --------
  Stockholders' equity:
  Common stock, $.001 par value
  Authorized 100,000,000 shares
  10,000,000  shares  issued  and  outstanding        $10,000          $30,000
  before the  offering and  30,000,000  shares
  after the offering
  Additional paid-in capital                            4,000          984,000
  Retained Earnings (deficit)                        (29,083)         (79,083)
                                                    ---------         --------
  Total capitalization                              $(15,083)         $934,917
                                                    =========         ========


MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS

      The financial information set forth in the following discussion should be read with the financial statements of Demand Financial included elsewhere herein.

Financial Condition and Changes in Financial Condition

Overall Operating Results:

      We had no revenues since our inception (December 31, 1996) through September 30, 2001.

      Operating expenses since inception totaled $29,100 of which $11,800 were incurred primarily for legal and accounting services rendered in connection with the filing of Form 10-SB with the Securities and Exchange Commission and our subsequent financial reporting obligations. Other operating expenses amounted to $3,500 and were incurred for supplies and filing fees. We also incurred $4,750 in expenses on December 31, 1996 which included $3,000 for consulting services rendered and $1,750 for incorporating and formulating a business plan for Demand Financial by Mr. Antonio Garcia, our first president and chairman of the board. Mr. Garcia received 950,000 shares or 9.5% of our current issued and outstanding common stock for these services. On January 17, 2001, we incurred $9,000 for consulting services rendered by our current president and chairman of the board, Mr. Mitchell Geisler. Mr. M. Geisler received 9,000,000 shares of our common stock (90% of our current issued and outstanding shares) for these services.

      We have incurred a cumulative net loss since inception through September 30, 2001 of $29,100.

Liquidity and Capital Resources:

      We currently have no working capital with which we can fund our future operations. We have been reliant on loans from a shareholder to fund operations to date. These promissory notes bear 8% simple interest and are due one year from the date that the loans were made. The shareholder has agreed to be repaid when and if the Company begins operations and has sufficient funds for repayment. Our independent auditors have issued an audit opinion that raises substantial doubt about our ability to continue as a going concern as of December 31, 2000. We cannot assure you that we will be able to continue our operations without adequate funding. As of September 30, 2001, our only asset was $2,200 in cash. Our total liabilities were $17,300, which includes $5,200 in accounts payable and $12,100 in short-term notes payable to a shareholder. Total stockholders' deficit at September 30, 2001 was $15,100.

Plan of Operations

      We intend to seek capital to fund our operations through the sale of the common stock being offered by us. We may also seek acquisition/merger opportunities with operating companies. We have not identified or pursued any potential acquisition or merger prospects at this time. We estimate that we will need approximately $1,000,000 to fund our operations and fully implement our business plan during the first year, however, if we raise less than the full amount of the offering we believe we will still be able to pursue our business objectives by adjusting our business plan to lower levels. This would include reducing our expenditures in such areas as amenities, location, etc.We have no financing commitments or acquisition arrangements or prospects at this time. In the interim, our stockholders/officers and/or directors have committed to advance the operating expenses of the Company. These advances will not be paid from any of the proceeds from this offering. These advances will be repaid once operations of the business begins.

      We believe that we will require additional financing in the future to fund expansions into other cities. We cannot assure you that we will be successful in raising any of the capital needed to fund expansion.

      Once we open one or more locations, we expect to generate revenues with which we will be able to cover operating costs. If our revenues exceed total operating costs, these funds will be used in our business expansion. Many restaurants are not profitable for a considerable time after their opening and many fail within the first and second year after opening. We cannot give any assurance that our lounge and food format will attract customers who spend an amount that will cover our expenses or provide a profit on operations. The owning and operating of restaurants is considered a risky enterprise and investment returns are often significantly less than in other investments.

New Accounting Pronouncements

      We have adopted FASB Statement 128. It is not expected that we will be impacted by other recently issued standards. FASB Statement 128 presents new standards for computing and presenting earnings per share (EPS). The statement is effective for financial statements for both interim and annual periods ending after December 15, 1997.

      FASB Statement 131 presents news standards for disclosures about segment reporting. We do not believe that this accounting standard applies to us as all of our operations are integrated for financial reporting and decision-making purposes.

Inflation

      Our results of operations have not been affected by inflation and we do not expect inflation to have a significant effect on its operations in the future.

                                    BUSINESS
General

      Demand Financial plans to create and operate a caviar lounge, restaurant and piano bar business located on the top floor levels of high-rise buildings in the United States and Canada. We are a company in the development stage. From incorporation through the date of this Prospectus, we have had no business operations of any kind.

      We currently do not have capital to implement our business plan and must obtain funding. If we do not receive funding, we will have to discontinue our business plan. Our independent auditors have issued a qualified audit opinion that raises substantial doubt as to our ability to continue as a going concern. Until such time as we have adequate funding, some of our stockholders, officers and directors have committed to advance the operating expenses of Demand Financial. We have no commitments for funding from unrelated parties or any other agreements that will provide working capital. We cannot give any assurance that we will locate any funding or enter into any agreements that will provide the required operating capital.

Business Strategy

      The following business strategy, products and marketing plans outline the intended goals of our operations. None of them have been implemented and investors should be aware that the hospitality business is very competitive and we may not be successful in achieving these goals even with adequate capital.

      Our business plan calls for the design and operation of a high-end food and entertainment chain, which combines a caviar lounge, restaurant and piano bar. We intend to focus on the creation of a sophisticated and relaxed atmosphere within well-known high-rise towers in major cosmopolitan areas, catering to the dining and entertainment enjoyment of professionals from businesses and high-end social communities. We are presently searching for a suitable location for our Toronto-based flagship operation. We intend to find a location in close proximity to the financial community. If our initial operation is successful, we anticipate expanding into other cities such as New York City, Los Angeles, Chicago and Houston. The goal of our establishments will be the creation of a mood and atmosphere that lends itself to an exclusive environment in which our guests may conduct business meetings or simply relax. Our overall design calls for the setting to be upscale, the products of the highest quality, and the service exemplary.

      Our product focus will be on a selection of high quality caviar, fresh seafood, vintage wines, quality liquors and liqueurs, a skyline view and piano bar. We believe there is an increasing demand for high quality and attention to detail in today's hospitality industry and we will attempt to earn a reputation as a premier cosmopolitan restaurant and lounge.

      Our sources of revenues principally will be from food and beverage sales. We anticipate that of our revenues in the first year 65% will be generated from food sales and 35% from beverage sales. We anticipate food cost to be approximately 37% and beverage 29% of their respective sales. In addition, we will incur other expenses in operating our business such as salaries for staff, rent, and other general operating expenses.

Products

      We intend to focus on caviar as our featured menu item. In addition, our menu will also offer a high-quality selection of fresh shellfish and seafood, gourmet sandwiches, salads, hors de oeuvres, and an array of meals with a light, healthy appeal. Our beverages will include an extensive wine list and a collection of fine cognac, scotch and exclusive liqueurs.

      We believe that featuring caviar is ideal for many reasons. First, caviar appeals to many up-scale consumers who appreciate its quality and enjoy the social status it has acquired. Second, caviar has gained significant exposure in recent years and is rapidly becoming a popular and much sought-after consumer product. Third, caviar can be enjoyed alone as light fare and can also be incorporated into a fine meal. Finally, a large percentage of today's consumers have moved well away from large-portioned heavy dining to a preference for lighter, healthy foods. We believe that for today's consumer, it is quality, as opposed to quantity, that drives a great restaurant to success.

      Our management and staff will be committed to providing our clientele with an exceptional level of service and professionalism.

Marketing

      Our overall marketing program will be designed to generate consumer awareness of our establishments. We will focus on a clientele with a preference for an upscale social environment, and quality products and services. We intend to devote a great deal of attention to the atmosphere and the decor of the lounge facilities. Paying particular attention to detail, including the style of furniture, the artwork, the interior design and the indoor waterfall, our goal is to create an overall relaxing environment for our customers.

      We intend for the main attraction of our restaurant/lounge to be the experience and prestige it offers: extraordinary views of the city, ambience, and unique trendy cuisine. We believe that the location will naturally attract the clientele we are seeking to serve.

      Our marketing program will initially be based on a significant amount of advertising. Initially, the advertising will be oriented to the greater metropolitan area in which the lounge is located. Thereafter, we plan to expand the awareness marketing to defined segments such as business travelers and high-end vacationers. We plan to use radio, television, print, bulk mailings and any other form of advertising that we believe will create consumer awareness. We also will initiate a program of contacting magazines, newspapers, television programs and travel guides to obtain exposure through food and restaurant reviews and write-ups and new location/business articles.

      Although many of our marketing plans have been successfully used in the past by different restaurant/lounge establishments, there is no assurance that we will be able to use them successfully to create the consumer base we seek. Moreover, because the consumer is increasingly sophisticated and exposed to a multitude of marketing programs, we will have to constantly appraise our strategies and seek out ways to change and improve them so as to remain fresh and competitive. No assurance can be given that we will successfully change and update our marketing in a way that continues to generate positive consumer reaction to our establishments.

Competition

      The hospitality industry is very competitive. There are over 6,000 restaurants from fast food to fine dining in the Toronto area alone. All over North America new restaurants open up on a daily basis. Our goal is to offer something new and exciting for up-scale consumers. There are several factors that will allow us to obtain our goal. The first factor will be the extraordinary view each restaurant will offer. Situated on top of high-rise office towers should be an attraction to many potential consumers. This offers an advantage, as most restaurants are located on ground level. The second factor is the food we are offering on our menu. Our food is meant to be exhilarating, unique and refreshing. The third factor is our service. As a high-end restaurant, service must be of the utmost importance. From the maitre'd to the wait-staff and wine steward, knowledgeable friendly staff must treat the guest with hospitality. The fourth key factor is the atmosphere. Our piano bar will be the focal point of attention. Offering entertainment that is both inspiring and calming to the clientele. From classical to jazz greats, we believe live music will lift the atmosphere of the restaurant. Other atmosphere enhancements will include an indoor waterfall, comfortable seating, specialized lighting, and intriguing art. The fifth factor that will allow us to reach our goal is our desire to be a market leader. Setting a new trend for the high-end niche market will allow us to differentiate ourselves from other high-end restaurants.

      Our ability to compete will be dependant on the level of quality and service we provide for our consumers. There can be no assurance that we will be able to accomplish our goals or compete on a profitable basis within our target market.

Regulation

The Liquor License Process in Ontario

      Obtaining a liquor license in the province of Ontario is relatively easy. The entire process takes between 75 and 100 days at a cost of approximately $2,500 CDN. The provincial liquor board is administered by a branch of the provincial government known as the Alcohol and Gaming Commission of Ontario, or AGCO. The approval process requires a sign to be posted in a conspicuous place within the proposed establishment for 30 days stating the intention to have the premises licensed. As well, an advertisement must run in the local newspaper with the address of the establishment. Within this 30-day period any one in the community who objects to the licensing of alcohol on the specified premises may do so to the AGCO in writing. All objections must be received within 15 days after the 30th day of posting. Any objectors would then have to defend their position in front of the liquor licensing board with the proposed vendor present. The AGCO would then decide whether or not to license the premises. In most cases there are no objections and approval is given within 30 days after all mail must be received. Objections usually occur in residential areas where local homeowners have concerns and not within the downtown Toronto business core. There are no restrictions as to the number of licensed premises in an area, nor are their any further costs involved.

Health and Safety Regulations

      Operating our facilities will require us to comply with local and state or provincial laws and regulations relating to food preparation, food service, cleanliness and garbage disposal. In addition, we will be subject to various workplace safety regulations. Our activities will also be subject to the Federal Americans With Disabilities Act and related regulations, which prohibit discrimination on the basis of disability in public accommodations and employment. We will be subject to state "dram-shop" laws and regulations, which generally provide that a person injured by an intoxicated person may seek to recover damages from an establishment that wrongfully served alcoholic beverages to such person.

Worker Regulations

      As with any employer, we will be subject to employment laws, including workman's compensation, hourly scheduling and employment discrimination statutes. We may also be subject to union employee rules in one or more employment categories.

      All of these legal impositions are anticipated to vary from location to location. Therefore, we expect to expend a considerable amount of our management time on regulatory and union compliance activities so as to assure the proper operations of each lounge facility. Even if our operation of these restaurants is in strict compliance with the requirements of the Immigration and Naturalization Service, our employees may not all meet federal citizenship or residency requirements, which could lead to disruptions in our work force. Changes in any or all of these laws or regulations, such as government-imposed paid leaves of absence or mandated health benefits, or increased tax reporting and tax payment requirements for employees who receive gratuities, could have a material adverse effect on our business. Delays or failures in obtaining or maintaining required construction and operating licenses, permits or approvals could delay or prevent the opening of our initial and prospective new restaurants or could materially and adversely affect our operations. In addition, there can be no assurance that we will be able to obtain necessary variances or amendments to required licenses, permits or other approvals on a cost-effective and timely basis in order to construct and develop restaurants in the future.

      A number of our anticipated employees will be subject to various minimum wage requirements on both a state and federal level. These wage requirements are legislated and we have no control over the timing or amount of newly enacted laws. There can be no assurance that we will be able to pass additional increases in labor costs through to our customers in the form of menu price adjustments and, accordingly, such minimum wage increases could have a material adverse effect on our business, financial condition, results of operations or cash flows.

Legal Proceedings

      We are not a party to any material legal proceedings, and no material legal proceedings have been threatened by or, to the best of our knowledge, against us.

Description of Property

      The offices of Demand Financial are located at 141 Adelaide Street West, Suite 1004, Toronto, Ontario, M5H 3L5. The telephone number is 416-628-5264.

      We are entitled to use office space otherwise provided to our executive officer pursuant to an oral agreement. In addition, we are provided office services as may be required. We currently do not pay any amount for the office space or services. Any costs of this office are considered immaterial to the financial statements and accordingly are not reflected therein. We believe that this facility is adequate to meet our corporate needs in the foreseeable future.

Employees

      Mr. Mitchell Geisler, our chief executive officer and Mr. Howard Geisler, our vice president, are working part-time on a gratis basis while we are in the development stage. At the onset of building our first restaurant (once adequate funding is secured), it is anticipated that we will require two full-time employees. One will help oversee the construction and building phase and initiate pre-employment needs, while the second, a head chef, will begin preparation of our menu and recipes. When the restaurant is ready for opening, we anticipate employing several full and part-time hospitality staff and management associates. Accounting and general administrative personnel will also be required.

                                   MANAGEMENT

Executive Officers and Directors

      Mr. Mitchell Geisler, 30, has been the president, treasurer and secretary and a director of Demand Financial since January 2001. Mr. M. Geisler has more than 15 years of experience in the hospitality industry, and will lead and manage the planning, start-up and operation of the business. He has been an active member of the Toronto business and tourist district in a variety of capacities, and has worked with many international corporations including, Prime Restaurants, The Keg Restaurants, Cara Foods, and Sire Corp Restaurants. Most recently, during the period 1998 to 2001, Mr. M. Geisler was president and operator of the Toronto-based 52 Restaurants Inc. He was a supervisor for Imago Restaurants from 1997 to 1998. From 1996 to 1997 he was a manager of Ruby Beets Restaurant. Mr. M. Geisler is a graduate of Toronto's York University in Toronto, and also studied at the University of Tel Aviv. Mr. M. Geisler is a director and president of LRS Capital, Inc., a public company engaged in mineral exploration activities.

      Mr. Howard Geisler, 34, our vice-president and director, has served in these positions since August 20, 2001. He currently holds the position of Director of e-client solutions for Wunderman, a global marketing services company since 1999. His initiatives span across the America's (Canada, United States and Mexico) and his expertise includes e-strategy, e-communication, technology design and implementation. Prior to his current employer, Mr. H. Geisler was employed from 1996 to 1999 as a Technology Project Manager responsible for developing technology solutions for The Bank of Montreal, one of Canada's largest financial institutions.

      Mitchell Geisler and Howard Geisler are brothers.

Executive Compensation

      We have not paid any cash compensation or other benefits to our executive officers since our inception. Cash compensation amounts will be determined in the future based on the services to be rendered and time devoted to our business and the availability of funds. Other elements of compensation, if any, will be determined at that time or at other times in the future.


      Ms. Maedche resigned her position as president, secretary, treasurer and sole director on January 5, 2001 and Mr. M. Geisler was appointed to fill these positions. Ms. Maedche did not receive any compensation for her services.

      On January 17, 2001, Mr. M. Geisler received 9,000,000 shares of our common stock valued at $.001 per share for consulting services rendered. These services were valued at $9,000. He does not currently receive any salary.

      Until we have sufficient capital or revenues, Mr. M. Geisler and Mr. H. Geisler will not be provided cash remuneration. At such time as we are able to provide a regular salary, it is our intention that Mr. M. Geisler will become employed pursuant to an executive employment agreement, at an annual salary to be determined based on his then level of time devoted to Demand Financial and the scope of his responsibilities. Until we enter into an employment agreement, we may use shares of common stock to compensate Mr. M. Geisler. In addition, we may use common stock to compensate others for services to Demand Financial.

Director Compensation

      Persons who are directors and employees will not be additionally compensated for their services as a director. There is no plan in place for compensation of persons who are directors who are not employees, but it is expected that in the future we will create a remuneration and reimbursement plan.

Other Compensation Arrangements

      Although we do not have any formal equity-based compensation plan, we do have the ability to enter into options and similar equity-based agreements with employees, consultants and others. In the future, we may enter into these types of agreements as the sole means or as part of the overall compensation of someone working for Demand Financial.


                             PRINCIPAL STOCKHOLDERS

      The following table sets forth, as of December 6, 2001, the name and shareholdings of each person who owns of record, or was known by us to own beneficially,* 5% or more of the shares of the common stock currently issued and outstanding; the name and shareholdings, including options to acquire the common stock, of each director; and the shareholdings of all executive officers and directors as a group.


                                               NUMBER OF           PERCENTAGE
                                               SHARES              OF
      NAME OF PERSON OR GROUP                  OWNED               OWNERSHIP
    --------------------------                 ----------          ----------
Mitchell Geisler (1)............                9,000,000             90.0%
Howard Geisler (1)..............                        0              0.0%

All executive officers and
directors as a group (two persons)              9,000,000             90.0%


--------------

* Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock issuable upon the exercise of options or warrants currently exercisable or convertible within 60 days, are deemed outstanding for computing the percentage ownership of the person holding such options or warrants but are not deemed outstanding for computing the percentage ownership of any other person.

(1) The persons business address is 141 Adelaide Street West, Suite 1004, Toronto, Ontario, M5H 3L5.

      There are currently no outstanding options or warrants to purchase shares of our stock.


                          DESCRIPTION OF CAPITAL STOCK

      Our authorized capital stock consists of 100,000,000 shares of capital stock, all of which is designated common stock, $.001 par value. As of December 6, 2001, there were 10,000,000 shares of common stock issued and outstanding.

Common Stock Description

      The holders of common stock are entitled to one vote per share on all matters submitted to a vote of the shareholders. In addition, the holders are entitled to receive dividends ratably, if any, as may be declared from time to time by the board of directors out of legally available funds. In the event of our dissolution, liquidation or winding-up, the holders of common stock are entitled to share ratably in all the assets remaining after payment of all our liabilities and subject to the prior distribution to any senior securities that may be outstanding at that time. The holders of common stock do not have cumulative voting rights or preemptive or other rights to acquire or subscribe for additional, unissued or treasury shares. The holders of more than 50% of such outstanding shares, voting at an election of directors can elect all the directors on the board of directors. All outstanding shares of common stock are, when issued, the shares of common stock offered hereby, are full paid and non-assessable.

      Prior to this offering, there has been no public market for our common stock. The common stock is not approved for listing on any trading medium or exchange. After the offering, we plan to take such action as may permit a broker-dealer to apply for quotation of the common stock on the Over-the-Counter Bulletin Board. The OTCBB is a broker driven market. We independently are not able to make an application for listing Demand Financial on that market. Therefore, we are dependant on an application being made and market quotes being supplied by a broker-dealer. If no broker-dealer takes action in respect of the common stock, there will be no trading on that market. Prior to any listing on the OTCBB, it is possible there may be trading of the common stock on the "pink sheets".

      Even if there is a quote for the common stock, there can be no assurance that an active market will develop. If an active e trading market is not developed or maintained, the liquidity and trading price of our common stock could be adversely affected. The per-share price in this offering was determined by the management of Demand Financial. It may bear no relationship to the price at which the shares will trade upon completion of this offering. It also is not indicative of the future market performance of the common stock.

      It is anticipated that trading our capital stock will be subject to the "penny stock" rules as defined in Rule 3a51-1 of the Securities and Exchange Act of 1934. The penny stock disclosure requirements may have the effect of reducing the level of trading activity of our common stock in the secondary market.

      Pursuant to the Penny Stock Reform Act of 1990, prior to effecting any transaction in any penny stock, a broker or dealer is required to give the customer a risk disclosure statement the content of which is to include the following:

               a. A description of the nature and level of risk for the market.

               b. A description of the nature and level of the risk in the market for penny stocks.

               c. A brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of a spread between bid and ask prices.

               d. A toll free telephone number for inquiries on disciplinary actions relating to security violators.

               e. A definition of significant terms used in the Risk Disclosure Document or in the Conduct of Trading in Penny Stock.

               f. Such other information as the SEC shall require by rule or regulation.


      The Penny Stock Reform Act also directed the SEC to adopt rules requiring broker/dealers, prior to effecting any transaction in a penny stock, to disclose in connection with the transaction the following:

               a.     The bid and ask prices for the penny stock.

               b. The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stocks.

               c. The amount and a description of any compensation the broker/dealer and associated persons will receive in connection with the transaction.

               d. Such other information as the SEC by rule determines to be useful and reliable information relating to the price of such stock.

      The disclosure scheme under the Penny Stock Reform Act has three related layers designed to inform investors of the extraordinary risk associated with investments in the penny stock market. The first layer requires a broker-dealer prior to the initial transaction in a penny stock with the customer to furnish the customer with a Risk Disclosure Document including, among other things, a description of the penny stock market and how it functions, its inadequacies and shortcomings, and the risk associated with investments in the penny stock market. The second layer consists of transaction related documents that the broker-dealer must make available prior to effecting a transaction in penny stocks, including quotation information, the dealer's and salesperson's compensation in connection with the transaction. Finally, the customer must be furnished with a monthly statement including prescribed information relating to market and price information concerning the penny stocks held in the customer's account.

      The Risk Disclosure Document is a generic disclosure document that must be given to the customer by a broker-dealer before the initial transaction with the customer of a penny stock whether the transaction is in connection with the distribution of a security or a trading transaction. The broker-dealer must receive, and preserve as part of his records a written acknowledgment of receipt of the document from the customer prior to effecting a transaction in a penny stock.

Stock Transfer Agent

      The stock transfer agent for the common stock is Executive Registrar, 3118 West Thomas Road, Suite 707, Phoenix, Arizona 85017.

Holders

      As of November 1, 2001, there were 28 holders of record of the common stock.

                          SHARES HELD FOR FUTURE RESALE

      After the completion of the full offering, we will have 30,000,000 shares of common stock outstanding. All 20,000,000 shares sold in the offering will be freely tradeable without restriction under the Securities Act of 1933. Of the 10,000,000 shares outstanding prior to the offering, 1,000,000 shares are being registered under this Prospectus and may be sold from time to time in the public market subject to the Securities Act requirements by the selling stockholders and 9,000,000 shares will be eligible for public sale without registration in January 2002 pursuant to Rule 144.

      Under Rule 144, a person (or persons whose shares are aggregated) who has beneficially owned restricted securities for at least one year, including the holding period of any prior owner except an affiliate, would be generally entitled to sell within any three month period a number of shares that does not exceed the greater of (i) 1% of the number of then outstanding shares of the common stock or (ii) the average weekly trading volume of the common stock in the public market during the four calendar weeks preceding the sale. Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and the availability of current public information about Demand Financial. Any person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of Demand Financial at any time during the three months preceding a sale, and who has beneficially owned shares for at least two years (including any period of ownership of preceding nonaffiliated holders), would be entitled to sell shares under Rule 144(k) without regard to the volume limitations, manner-of-sale provisions, public information requirements or notice requirements.

                              SELLING STOCKHOLDERS

      The following tables list certain information, as of December 6, 2001, regarding the beneficial ownership of our outstanding common stock by each of our selling stockholders, which are being registered pursuant to this prospectus. Beneficial ownership is determined in accordance with the rules of the SEC. Except as otherwise noted, the persons or entities named have sole voting and investment power with respect to all shares shown as beneficially owned by them.

      The 1,000,000 shares of common stock that we are registering pursuant to this prospectus that are owned by current stockholders (excluding the 20,000,000 of new shares being offered by Demand Financial are listed under the column "Number of Shares Being Offered".

      The  information  provided  in the  following  table with  respect to each
selling  stockholder  is  based  on  information   obtained  from  that  selling
stockholder.




                                               Number of Shares    Percent of Ownership    Percent of Ownership
              Name and Address                    Being Offered     Before the Offering      After the Offering
              ----------------                    -------------     -------------------      ------------------
   Glen Akselrod                                        475,000                   4.75%                      0%
   5785 Yonge St., Ste 701
   Toronto, Ontario M2M RJ2

   Boav  Ben-Mosahe                                       2,000                    .02%                      0%
   155 Anenida Granada #115
   Palm Springs, CA 92362

   Michael Keith Booth                                    2,000                    .02%                      0%
   1912 S. Pacific Street
   Oceanside, CA  92054

   Emilio Cabellero                                       2,000                    .02%                      0%
   221107 Fair Oaks Ave., Ste. 32
   S. Pasadena, CA 91030

   Cindy Carrie                                           2,000                    .02%                      0%
   P. O. Box 822
   Solana Beach, CA 92075

   Kenneth Charity, Jr.                                   2,000                    .02%                      0%
   20322 Lighthouse Lane
   Huntington Beach, CA 92646

   Jennifer Ferrante                                                               .02%                      0%
   9535 Vilven                                            2,000
   Houston, TX 77057

   Gus Galante                                            2,000                    .02%                      0%
   3266 Lochlomond Road #201
   Carlsbad, CA 92008

   Allison Garcia                                         2,000                    .02%                      0%
   5875 Los Santos Way
   Buena Park, CA 90620

   David H. Hack                                          2,000                    .02%                      0%
   232 West Snoot Drive
   Tucson, AZ 85705

   Stephanie Hill                                         2,000                    .02%                      0%
   1555 West Renee Drive
   Anaheim, CA 91802

   Tawny Hill                                             2,000                    .02%                      0%
   5855 Naples Plaza #204
   Long Beach, CA 90803

   Keith Johnson                                          2,000                    .02%                      0%
   2101 S. Hearthstone Ave.
   Tucson, AZ 85710

                                       19

   Tony Martinez                                          2,000                    .02%                      0%
   2800 Saturn St., Ste. #200
   Brea, CA 92821

   Annette Obrien                                         2,000                    .02%                      0%
   16761 Viewpoint Lane #187
   Huntington Beach, CA 92054

   Phil Perez                                             2,000                    .02%                      0%
   7093 El Viento Way
   Buena Park, CA 90620

   Richard Perez                                          2,000                    .02%                      0%
   12449 Gradwell Street
   Lakewood, CA 90715

   Joel Rattray                                           2,000                    .02%                      0%
   5181 Del Sol Circle
   La Palma, CA 90623

   Bryan E. Rhodes                                        2,000                    .02%                      0%
   2011 S. Cloverland
   Tucson, AZ 85711

   Lynde Russell                                          2,000                    .02%                      0%
   1114 North Calle Marcus
   Palm Springs, CA 92262

   Eric Sherman                                           2,000                    .02%                      0%
   1623 3rd Avenue 4K
   New York, NY 10128

   Kirsten Shermerhorn                                    2,000                    .02%                      0%
   2653 Alicante Road
   La Miranda, CA 90520

   Dave Shutts                                            2,000                    .02%                      0%
   21686 Calle Alcazar Street
   Yorba Linda, CA 92887

   Victoria Smith                                         2,000                    .02%                      0%
   14 Sand Dollar Court
   Newport Beach, CA 92663

   Tanya Wattenberg                                       2,000                    .02%                      0%
   9160 East Deer Trail
   Tucson, AZ 85710

   Jennifer Worden                                        2,000                    .02%                      0%
   9055 E. Catalina Hwy.  Ste. 5206
   Tucson, AZ 85749

   ZDG Investments Limited                              475,000                   4.75%                      0%
   141 Adelaide Street West, #1004
   Toronto, Ontario M5H 3L5

                                                  -------------     -------------------      ------------------
   Total                                              1,000,000                  10.00%                      0%

                              PLAN OF DISTRIBUTION

Shares Offered by the Company

      The 20,000,000 shares being offered by Demand Financial will be sold by the efforts of Howard Geisler, our vice-president and a director of the Company. He will not receive any commission from the sale of any shares. He will also not register as a broker-dealer pursuant to Section 15 of the Securities and Exchange Act of 1934 in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. These conditions included the following:

        1.    None  of  the   selling   persons   are  subject  to  a  statutory
              disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of participation,

        2. None of such persons are compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities,

        3. None of the selling persons are, at the time of participation, an associated person of a broker-dealer, and

        4.    All of the selling  persons meet the  conditions  of paragraph (a)
              (4) (ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform or are intending primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities, and
              (B) are not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months, and (C) do not participate in selling and offering of securities for any issuer more than once every twelve months other than in reliance on this rule.

      Since the offering is self-underwritten, we intend to advertise and hold investment meetings in various states where the offering will be registered and will distribute this prospectus to potential investors at the meetings and to persons with whom management is acquainted who are interested in Demand Financial International, Ltd. and a possible investment in the offering.

      We are offering the shares subject to prior sale and subject to approval of certain matters by our legal counsel.

      This offering will commence on the date of this prospectus and continue for a period of nine months, unless we sell all the shares prior to that final date. We may terminate this offering at any time, for any reason; thus not selling any or all of the shares offered. There is no minimum number of shares that we are required to sell.

Procedure of Subscription

      If you decide to subscribe for shares in this offering, you will be required to execute a subscription agreement and tender it, together with a check or wired funds to us, for acceptance or rejection. All checks should be made payable to Demand Financial International, Ltd. A copy of this agreement will accompany a prospectus or may be obtained from us by persons who have received a prospectus and requested the agreement.

      We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

      Subscriptions for securities will be accepted or rejected promptly. Once accepted, the funds will be deposited in an account maintained by us and considered assets of Demand Financial International, Ltd. once cleared by our bank. Subscription funds will not be deposited in an escrow account.
Certificates for the shares purchased will be issued and distributed by our transfer agent, within ten business days after a subscription is accepted and "good funds" are received in our account. Certificates will be sent to the address supplied in the investor subscription agreement by regular mail.

Shares Offered by Selling Stockholders

      We have agreed to register for public resale, shares of our common stock which have been issued to the selling stockholders. The selling stockholders will receive all the net proceeds from these sales.

      The selling stockholders may, from time to time, sell all or a portion of the shares of our common stock which they own at $0.05 per share.

      The selling stockholders may also sell their shares of our common stock in accordance with Rule 144 under the Securities Act, rather than pursuant to this prospectus.

      The selling stockholders may sell their shares of our common stock directly to purchasers or may use brokers, dealers, underwriters or agents to sell such shares. Brokers or dealers may receive commissions, discounts or concessions from a selling stockholder or, if any such broker-dealer acts as agent for the purchaser of such shares, from a purchaser in amounts to be negotiated. Such compensation may, but is not expected to, exceed that which is customary for the types of transactions involved. From time to time a selling stockholder may pledge its shares. Upon default by a selling stockholder, the financial institution may offer and sell such pledged shares at $0.05 per share.

      The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in sales of their shares of our common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of such shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

      We are required to pay all fees and expenses incident to the registration of the shares of our common stock offered hereby other than broker-dealer discounts and commissions. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933.

                                  LEGAL MATTERS

      The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for Demand Financial by Graubard Miller.

                                     EXPERTS

      The financial statements of Demand Financial International. Ltd. for the years ended December 31, 2000, and 1999, appearing in this Prospectus and Registration Statement have been audited by Simon Krowitz Bolin & Associates, P.A., independent auditors, as set forth in their report thereon appearing elsewhere herein.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

      We intend to furnish our stockholders with annual reports, which will include financial statements audited by our independent accountants, and all other periodic reports as we may determine to furnish or as may be required by law, including Sections 13(a) and 15(d) of the Exchange Act.

      As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and in the exhibits and schedules thereto. For further information with respect to Demand Financial International, Ltd. and the Common Stock offered hereby, reference is made to the Registration Statement and the exhibits thereto. Statements contained in this Prospectus concerning the provisions of documents filed with the Registration Statement as exhibits and schedules are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission. The Registration Statement, including the exhibits and schedules thereto, may be obtained at the address noted below.

      We file annual and other periodic reports pursuant to the requirements of the Securities Exchange Act of 1934, as amended, and such reports and other information filed by us may be inspected and copied at the public reference facilities of the Commission in Washington, D.C., and can be read or obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

                                TABLE OF CONTENTS

                                                                 PAGE
                                                                 ----

Report of Simon Krowitz Bolin & Associates,P.A.
independent accountants                                           F-2

Balance Sheet for the years ended
December 31, 2000 and December 31, 1999                           F-3

Statements of Loss and Retained Earnings for
the years ended December 31, 2000 and December
31, 1999 and inception to December 31, 2000                       F-4

Statement of Changes in Shareholders' Equity
for the period December 31, 1996 (inception)
through December 31, 2000                                         F-5

Statements of Cash Flows for the years
ended December 31, 2000 and December 31,
1999 and inception to December 31, 2000                           F-6

Notes to Financial Statements                                     F-7

Review Report of Simon Krowitz Bolin & Associates,
P.A. Independent Accountants                                     F-10

Balance Sheets as of September 30, 2001
and December 31, 2000                                            F-11

Statements of Loss and Retained Earnings
for the three months ended September
30, 2001 and September 30, 2000                                  F-12

Statements of Loss and Retained Earnings
for the nine months ended September 30,
2001 and September 30, 2000 and inception
to September 30, 2001                                            F-13

Statements of Cash Flows for the nine
months ended September 30, 2001 and September
30, 2000 and inception to September 30, 2001                     F-14

Notes to Interim Financial Statements                            F-15


                                       F-1

                     SIMON KROWITZ BOLIN & ASSOCIATES, P.A.
                         11300 ROCKVILLE PIKE, SUITE 800
                            ROCKVILLE, MARYLAND 20852


Independent Auditors' Report



To the Board of Directors of
Demand Financial International, Ltd.
Toronto, Ontario
CANADA

We have audited the accompanying balance sheet of Demand Financial International, Ltd. (a development stage company) as of December 31, 2000 and 1999 and the related statements of income and retained earnings and cash flows for the years ended December 31, 2000 and 1999 and for the period from December 31, 1996 (inception) to December 31, 2000. These financial statements are the responsibility of Demand Financial International's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Demand Financial International, Ltd. as of December 31, 2000 and 1999, and the results of its operations and cash flows for the years ended December 31, 2000 and 1999 and for the period from December 31, 1996 (inception) to December 31, 2000 in conformity with generally accepted accounting principles.

The accompanying financial statements have been presented assuming that the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company has no established source of income and this raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Simon Krowitz Bolin & Associates, P.A.

April 3, 2001


                                       F-2


                      DEMAND FINANCIAL INTERNATIONAL, LTD.
                          (A Development Stage Company)

                                  BALANCE SHEET

                                  December 31,

                                                                     2000               1999
                                                                  ----------         ----------
ASSETS

Current Assets                                                    $        0         $        0
                                                                  ----------         ----------
TOTAL ASSETS                                                      $        0         $        0
                                                                  ----------         ----------

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities                                               $        0         $        0
Long-Term Liabilities                                                      0                  0
                                                                  ----------         ----------
Total Liabilities                                                          0                  0
                                                                  ----------         ----------

Stockholders' Equity
     Common Stock - $0.001 par value; 5,000,000 shares
     authorized, 1,000,000 shares issued and outstanding               1,000              1,000
     Additional Paid in Capital                                        4,000              4,000
     Deficit accumulated during the development stage                (5,000)            (5,000)
                                                                  ----------         ----------
Total Stockholders' Equity (Deficit)                                       0                  0
                                                                  ----------         ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                        $        0         $        0
                                                                  ----------         ----------
See Auditors' Report and Notes to Financial Statements.


                      DEMAND FINANCIAL INTERNATIONAL, LTD.
                          (A Development Stage Company)

                    STATEMENTS OF LOSS AND RETAINED EARNINGS
                                 For the Periods


                                                                                            December 31,
                                                           January 1,       January 1,          1996
                                                             2000 to          1999 to       (inception)
                                                          December 31,     December 31,     to December
                                                              2000             1999           31, 2000
                                                          ------------     ------------     ------------
REVENUES                                                  $          0     $          0     $          0
                                                          ------------     ------------     ------------
GENERAL AND ADMINISTRATIVE EXPENSES
     Operating Expenses                                              0                0            5,000
                                                          ------------     ------------     ------------

NET (LOSS)                                                           0                0          (5,000)

DEFICIT ACCUMULATED DURING THE DEVELOPMENT
STAGE - BEGINNING                                              (5,000)          (5,000)                0
                                                          ------------     ------------     ------------
DEFICIT ACCUMULATED DURING THE DEVELOPMENT
STAGE - ENDING                                            $    (5,000)     $    (5,000)     $    (5,000)
                                                          ------------     ------------     ------------

NET (LOSS) PER SHARE - BASIC                              $          0     $          0     $          0

WEIGHTED AVERAGE SHARES USED IN PER
 SHARE CALCULATION - BASIC                                   1,000,000        1,000,000        1,000,000
                                                          ------------     ------------     ------------
See Auditors' Report and Notes to Financial Statements.



                      DEMAND FINANCIAL INTERNATIONAL, LTD.
                          (A Development Stage Company)

                  STATEMENT OF CHANGES OF SHAREHOLDERS' EQUITY
        For the Period December 31, 1996 (inception) to December 31, 2000



                                                                        Additional
                                                                          Paid in       Accumulated
                                               Shares        Amount       Capital         Deficit
                                             ----------    ---------    ----------       ---------
Balance at December 31, 1996
 (inception)                                          0    $       0    $        0       $       0

Issuance of Common Stock for
 services rendered @ 1.00 per share               5,000        5,000             0               0

Net Loss                                              0            0             0         (5,000)
                                             ----------    ---------    ----------       ---------

Balance - December 31, 1996                       5,000        5,000             0         (5,000)

Net Loss - Year Ended December
 31, 1997                                             0            0             0               0
                                             ----------    ---------    ----------       ---------

Balance - December 31, 1997                       5,000        5,000             0         (5,000)

Net Loss - Year Ended December 31,
 1998                                                 0            0             0               0
                                             ----------    ---------    ----------       ---------

Balance - December 31, 1998                       5,000        5,000             0         (5,000)

On March 10, 1999:
- Changed value of stock from no
   par value to 0.001 per share                       0      (4,000)         4,000               0

- Forward split 200:1 resulted in
   additional issuance                          995,000            0             0               0

Net Loss - Year Ended December
 31, 1999                                             0            0             0               0
                                             ----------    ---------    ----------       ---------

Balance - December 31, 1999                   1,000,000        1,000         4,000         (5,000)

Net Loss - Year Ended December
 31, 2000                                             0            0             0               0
                                             ----------    ---------    ----------       ---------
Balance - December 31, 2000                   1,000,000    $   1,000    $    4,000       $ (5,000)
                                             ----------    ---------    ----------       ---------

See Auditors' Report and Notes to Financial Statements.


                      DEMAND FINANCIAL INTERNATIONAL, LTD.
                          (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS
                                 For the Period


                                                                                        December 31,
                                                            January 1,    January 1,        1996
                                                             2000 to       1999 to     (inception) to
                                                             December      December     December 31,
                                                             31, 2000      31, 1999         2000
                                                            ----------    ----------    -------------
CASH FLOWS FROM OPERATING ACTIVITIES:

   Net (Loss)                                                $       0     $       0     $    (5,000)
   Adjustments to reconcile net income to net
   cash (used) by operating activities:
       Common stock issued for services                              0             0            5,000
                                                            ----------    ----------    -------------
NET CASH (USED) BY OPERATING ACTIVITIES                              0             0                0
                                                            ----------    ----------    -------------

NET INCREASE IN CASH                                                 0             0                0

CASH - Beginning                                                     0             0                0
                                                            ----------    ----------    -------------
CASH - Ending                                                $       0     $       0     $          0
                                                            ----------    ----------    -------------
See Auditors' Report and Notes to Financial Statements.

                      DEMAND FINANCIAL INTERNATIONAL, LTD.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 2000



NOTE 1 - HISTORY AND ORGANIZATION OF THE COMPANY

         On December 31, 1996 Demand Financial International, Ltd. (the "Company") was incorporated under the laws of the State of Nevada. The Company currently has no operations and in accordance with SFAS #7, is considered a development stage company.


NOTE 2 - SUMMARY OF SIGIFICANT ACCOUNTING POLICIES

         Accounting Method - The Company records income and expenses using the accrual method of accounting.

         Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates.

         Cash Equivalents - For the purposes of the statement of cash flows, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents. There are no cash equivalents as of December 31, 2000 and 1999.

         Income Taxes - Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109 (SFAS #109) "Accounting for Income Taxes." A deferred tax asset or liability is recorded for all temporary difference between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

         Organization Costs - Costs will be expensed as incurred.

         Loss Per Share - Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128), "Earnings Per Share." Basis loss per share is computed by dividing losses available to common stockholders' by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects per share amounts that would have resulted if dilutive common stock equivalents had been converted to common stock. As of December 31, 2000 and the Company had no dilutive common stock equivalents such as stock options.

         Year End - The Company has selected December 31 as its year end.

                      DEMAND FINANCIAL INTERNATIONAL, LTD.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENT

                                December 31, 2000


NOTE 3 - INCOME TAXES

         There is no provision for income taxes for the years December 31, 2000 and 1999 to the net loss and the fact that there is no state income tax in the state of the Company's domicile and operations; Nevada. The Company's total deferred tax asset as of December 31, 2000 and 1999 is as follows:

         Net operating loss carryforward              $5,000
         Valuation Allowance                          (5,000)
                                                      ------

         Net Deferred Tax Asset                       $    0
                                                      ======

         The federal net operating loss carryforward will expire in various amounts from 2016 to 2017. This carryforward may be limited upon the consummation of a business combination under IRS Section 381.


NOTE 4 - SHAREHOLDERS EQUITY

         Common Stock - The initial authorized common stock of Demand Financial International, Ltd. consists of 25,000 shares with no par value.

         On March 10, 1999 the State of Nevada approved the Company's restated articles of incorporation which increased the authorized shares of common stock from 25,000 common shares to 5,000,000 common shares. The par value was changed from no par to $.001.

         On March 10, 1999 the Board of Directors authorized the forward split on a 200:1 ratio, of the outstanding common shares of the company, thus increasing its number of outstanding shares from 5,000 to 1,000,000.

         On March 10, 1999 the Board of Directors authorized a stock issuance totaling 995,000 common shares of the company to reflect the change above.

         Preferred Stock - Demand Financial International, Ltd. has no preferred stock.

                      DEMAND FINANCIAL INTERNATIONAL, LTD.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENT

                                December 31, 2000


NOTE 5 - RELATED PARTY TRANSACTIONS

         The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future. If a specific business opportunity becomes available, such persons may face a conflict of interest. A Company policy for handling such a conflict has not yet been formulated.


NOTE 6 - WARRANTS AND OPTIONS

         There are no warrants or options outstanding to acquire additional shares of common stock.


NOTE 7 - GOING CONCERN

         The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. The Company has not established revenues sufficient to cover its operating costs which raises substantial doubt that it can continue as a going concern. The stockholders/officers and/or directors have committed to advancing the operating costs of the Company. These advances are in the form of short-term promissory notes that bear 8% simple interest and are due one year from the date that the advances were made. The Company expects to begin operations within nine months of the funds raised from the offering.

                     SIMON KROWITZ BOLIN & ASSOCIATES, P.A.
                         11300 ROCKVILLE PIKE, SUITE 800
                            ROCKVILLE, MARYLAND 20852


Independent Accountants Review Report


To the Board of Directors
Demand Financial International, Ltd.
Toronto, Ontario, CANADA


We have reviewed the balance sheet of Demand Financial International, Ltd. (a development stage company) as of September 30, 2001 and the related statements of operations and cash flows for the nine months ended September 30, 2001 and 2000 and the cumulative amounts from December 31, 1996 (inception) to September 30, 2001. These statements are the responsibility of management.

We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the aforementioned financial statements for them to be in conformity with generally accepted accounting principles.

The accompanying financial statements have been presented assuming that the Company will continue as a going concern. The Company has not established source of revenue and this raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from outcome of this uncertainty.


/s/ Simon Krowitz Bolin & Associates, P.A.

Rockville, Maryland
November 6, 2001



                                      F-10

                      Demand Financial International, Ltd.
                          (A Development Stage Company)
                                  BALANCE SHEET


                                                                 Unaudited
                                                               September 30,     December 31,
                                                                    2001             2000
                                                               -------------     ------------
ASSETS:
    Cash                                                       $       2,240     $          -
                                                               -------------     ------------
    Total Current Assets                                               2,240                -

TOTAL ASSETS                                                   $       2,240     $          -
                                                               =============     ============

LIABILITIES AND STOCKHOLDERS' EQUITY:
  Current Liabilities
    Accounts Payable                                           $       5,179     $          -
    Notes Payable                                                     12,144                -
                                                               -------------     ------------
    Total Current Liabilities                                         17,323                -

    Total Liabilities                                                 17,323                -

  Stockholders' Equity
    Common Stock, $.001 par value
    Authorized 100,000,000 shares
    Issued and Outstanding 10,000,000 shares                          10,000            1,000
    Additional Paid in Capital                                         4,000            4,000
    Deficit Accumulated During the Development Stage                (29,083)          (5,000)
                                                               -------------     ------------
    Total Stockholders' Equity                                      (15,083)                -

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                     $       2,240     $          -
                                                               =============     ============

See accompanying notes to financial statements.


                      Demand Financial International, Ltd.
                          (A Development Stage Company)

                             STATEMENT OF OPERATIONS




                                                             Unaudited               Unaudited
                                                        Three Months ended      Three Months ended
                                                        September 30, 2001      September 30, 2000

                                                        ------------------      ------------------
Revenues                                                  $            -          $            -

Operating expenses                                                 1,415                       -
Legal and Accounting                                               6,075                       -
                                                          --------------          --------------
Net income (loss) from operations                                (7,490)                       -

Other income
Interest income                                                       30                       -

Provision for income taxes                                             -                       -
                                                          --------------          --------------
Net loss                                                  $      (7,460)          $            -
                                                          ==============          ==============
Deficit accumulated during the development
stage - beginning                                               (21,623)                 (5,000)
                                                          --------------          --------------
Deficit accumulated during the development
stage - ending                                            $     (29,083)          $      (5,000)
                                                          ==============          ==============
Net loss per common share                                 $       (0.00)          $       (0.00)
                                                          --------------          --------------
Weighted average number
  of shares outstanding                                       10,000,000               1,000,000
                                                          ==============          ==============

See accompanying notes to financial statements.


                      Demand Financial International, Ltd.
                          (A Development Stage Company)

                             STATEMENT OF OPERATIONS


                                                                                                           Unaudited
                                                                                                       Cumulative amounts
                                                         Unaudited                Unaudited             since inception
                                                     Nine Months ended        Nine Months ended       December 31, 1996 to
                                                    September 30, 2001       September 30, 2000        September 30, 2001

                                                    ------------------       ------------------       --------------------
Revenues                                              $            -           $            -            $            -

Operating expenses                                            12,359                        -                    17,359
Legal and Accounting                                          11,754                        -                    11,754
                                                    ------------------       ------------------        ------------------
Net income (loss) from operations                           (24,113)                        -                  (29,113)

Other income
Interest income                                                   30                        -                        30

Provision for income taxes                                         -                        -                         -
                                                    ------------------       ------------------        ------------------
Net loss                                              $     (24,083)           $            -            $     (29,083)
                                                    ==================       ==================        ==================
Deficit accumulated during the development
stage - beginning                                            (5,000)                  (5,000)                         -
                                                    ------------------       ------------------        ------------------
Deficit accumulated during the development
stage - ending                                        $     (29,083)           $      (5,000)            $     (29,083)
                                                    ==================       ==================        ==================
Net loss per common share                             $       (0.00)           $       (0.00)
                                                    ------------------       ------------------        ------------------
Weighted average number
  of shares outstanding                                   10,000,000                1,000,000
                                                    ==================       ==================        ==================

See accompanying notes to financial statements.



                      Demand Financial International, Ltd.
                          (A Development Stage Company)

                             STATEMENT OF CASH FLOWS


                                                                                                        Unaudited
                                                                                                   Cumulative amounts
                                                         Unaudited              Unaudited            since inception
                                                     Nine Months ended      Nine Months ended     December 31, 1996 to
                                                    September 30, 2001     September 30, 2000      September 30, 2001
                                                    ------------------     ------------------      ------------------
Cash flows from operating activities:

  Net losses                                          $     (24,083)         $            -          $     (29,083)
  Adjustments to reconcile net loss
  to net cash used in operating
  activities:
  Common Stock issued for services                             9,000                      -                  14,000
Changes in assets and liabilities:

  Increase in accounts payable                                 5,179                      -                   5,179
                                                     ---------------         --------------          --------------
Net cash (used) by operating activities                      (9,904)                      -                 (9,904)

Cash flows from financing activities:

  Proceeds from notes payable                                 12,144                      -                  12,144
                                                      --------------         --------------          --------------
Net cash provided (used) by financing activities              12,144                      -                  12,144

Net increase (decrease) in cash                                2,240                      -                   2,240

Cash, beginning of period                                          -                      -                       -
                                                      --------------         --------------          --------------
Cash, end of period                                   $        2,240         $            -          $        2,240
                                                      ==============         ==============          ==============
Supplemental disclosure of cash flow
information:
  Significant non-cash financing activities:
    Common stock issued for services rendered         $        9,000         $            -          $       14,000
                                                      ==============         ==============          ==============

See accompanying notes to financial statements.

                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2001
                                   (Unaudited)

1.       GENERAL

The accompanying unaudited consolidated financial statements have been prepared in conformity with the accounting principles stated in the audited financial statements for the year ended December 31, 2000 and reflect all adjustments which are, in the opinion of management, necessary for a fair statement of the financial position as of September 30, 2001 and the results of operations for the periods presented. These statements have not been audited but have been reviewed by the Company's independent certified public accountants. The operating results for the interim periods are not necessarily indicative of results for the full fiscal year.

The notes to consolidated financial statements appearing in the Company's Annual Report as filed on SEC Form 10-SB for the years ended December 31, 2000 and 1999 should be read in conjunction with this Quarterly Report on Form 10-QSB.

2.       NOTES PAYABLE

During the quarter ended September 30, 2001, the Company received various loans totaling $5,500 from a shareholder in order to pay operating expenses. These promissory notes bear 8% simple interest and are due one year from the date that the loans were made.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                      ACCOUNTING AND FINANCIAL DISCLOSURE


On December 11, 2001 we filed a Form 8-K with the Securities and Exchange Commission reporting that we changed our Independent Accountants as of December 6, 2001. The following information was filed in that current report:


         (a)      Previous independent accountants

                  (i)      On  December   6,  2001,   Simon   Krowitz   Bolin  &
Associates, P.A., the independent accountants of Demand Financial International, Ltd. ("Registrant"), resigned.

                  (ii) The report of Simon Krowitz Bolin & Associates, P.A. on the fiscal year 1999 and 2000 financial statements contained no adverse opinion, disclaimer of opinion or modification of the opinion other than the statement that the Registrant has no established source of income and this raises substantial doubt about the Registrant's ability to continue as a going concern.

                  (iii) The Registrant's Board of Directors participated in and approved the decision to change independent accountants on December 6, 2001.

                  (iv) In connection with its audits for the two most recent fiscal years and review of unaudited financial statements through December 6, 2001, there have been no disagreements with Simon Krowitz Bolin & Associates, P.A. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Simon Krowitz Bolin & Associates, P.A. would have caused them to make reference thereto in their report on the financial statements.

                  (v) During the two most recent fiscal years and through December 6, 2001, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

                  (vi) The Registrant requested that Simon Krowitz Bolin & Associates, P.A. furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements.

         (b)      New independent accountants

                  The Registrant engaged Eric Bolin CPA, P.C. as its new independent accountants as of December 6, 2001. During the two most recent fiscal years and through December 6, 2001, the Registrant has not consulted with Eric Bolin CPA, P.C. regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's consolidated financial statements, and no written report or oral advice was provided to the Registrant by concluding there was an important factor to be considered by the Registrant in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K.

                                     Part II

                     Information Not Required in Prospectus

ITEM 24.  Indemnification of Directors and Officers

      The Nevada Business Corporation Act permits Nevada corporations such as ours to include in the articles of incorporation a provision eliminating or limiting directors' exposure to liability for monetary damages for breaches of their duty of care as directors, if the director acted in good faith and with ordinary care. The act does not eliminate the directors' liability for monetary damages for acts or omissions not in good faith or involving the intentional violations of law, the improper purchase or redemption of stock, payment of improper dividends or any transaction from which the director received an improper personal benefit.

      The act also permits Nevada corporations to include in the articles of incorporation a provision to indemnify any and all persons it has the power to indemnity. The act provides that a Nevada corporation may indemnify a person who was, is or is threatened to be made, a named party in a proceeding because the person is or was acting on behalf of the corporation. The indemnification by the corporation may be made if it is determined that the person conducted himself in good faith, reasonably believed that the conduct was in the corporation's best interests if the indemnitee is a director, or was at least not opposed to the corporations' best interests if the person was someone other than a director. Directors may not be indemnified if the person improperly benefited personally or the person is found liable to the corporation. The indemnification may be in respect of judgments, penalties, fines, settlements and reasonable expenses actually incurred.

      We have implemented the above-described provisions in our articles of incorporation. In addition, our by-laws provide for similar provisions. We do not have separate agreements of indemnification or advancement of expenses. We do not have directors and officers insurance.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, indemnification is against public policy and is therefore unenforceable. In the event that a claim for indemnification against liabilities, other than the payment by us of expenses incurred by a director, officer or controlling person in successful defense of any action, suit or proceedings, is asserted by such director, officer or controlling person in connection with the securities being offered or sold by us, we will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the federal securities law, and will be governed by the final adjudication of such case.


ITEM 25.  Other Expenses of Issuance and Distribution

      The estimated expenses payable by us in connection with the distribution of the securities being registered are as follows:

SEC Registration and Filing Fee             $ 264
Legal Fees and Expenses                    20,000
Accounting Fees and Expenses               15,000
Financial Printing and Engraving            1,000
Blue Sky Fees and Expenses                  2,500
Miscellaneous                              11,236
                                           ------
TOTAL                                    $ 50,000



ITEM 26.  Recent Sales of Unregistered Securities

      On January 17, 2001, we issued 9,000,000 shares of common stock to Mr. Mitchell Geisler, the President of Demand Financial, in payment of his services as a consultant in the preparation of our business plan. We have expensed $9,000 for these services in January 2001. The issuance was made under Section 4(2) of the Securities Act of 1933 on the basis that Mr. M. Geisler is a sophisticated investor. Mr. M. Geisler is a director or has been an employee/consultant of several companies, most of which operate in the area of hospitality services.

ITEM 27.  Exhibits

Exhibit
Number                Name of Exhibit
------                ---------------
3.01           Articles of Incorporation of Demand Financial International, Ltd.
               (2)

3.02 Amendment to Articles of Incorporation of Demand Financial International, Ltd. (2)

3.03           By-laws of Demand Financial International, Ltd. (2)

4.01           Demand Financial International, Ltd. Subscription Agreement (1)

5.1 Opinion of Graubard Miller with respect to the legality of the securities being offered hereby (1)

15.01 Simon Krowitz Bolin & Associates, P.A, letter on unaudited interim financial information (1)

16.01 Letter on Change in Certifying Accountant (1) (also filed with Form 8-K on December 11, 2001)

23.01          Consent of Graubard Miller ( included as part of its opinion) (1)

23.02          Consent of Simon Krowitz Bolin & Associates, P.A. (1)

-------------------------------
(1)      Filed herewith.
(2) Incorporated by reference from Form 10-SB filed on April 30, 2001. SEC file number 000-032629.

ITEM 28.  Undertakings

The Company will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

               (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" Table in the effective registration statement.

               (iii) Include any additional or changed material information on the Plan of Distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company under Rule 424(b)(1) or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that the offering of the securities at that time as the initial bona fide offering of those securities.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the provisions of its Articles of Incorporation, its By-Laws, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by Registrant for expenses incurred or paid by an officer, director or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in Toronto, Ontario on December 21, 2001

                             DEMAND FINANCIAL INTERNATIONAL, LTD.

                             By /s/ Mitchell Geisler
                                --------------------
                             Mitchell Geisler, President, Secretary, Treasurer & Chief Financial Officer
                             (Principal Executive Officer)

      In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

     Signature                        Title                         Date
     ---------                        -----                         ----

/s/ Mitchell Geisler       President, Secretary, Treasurer     December 21, 2001
---------------------      & Chief Financial Officer
    Mitchell Geisler

/s/ Howard Geisler         Vice-President & Director           December 21, 2001
-------------------
    Howard Geisler

Table of Exhibits

Exhibit
Number                  Name of Exhibit
-------                 ---------------
3.01           Articles of Incorporation of Demand Financial International, Ltd.
               (2)

3.02 Amendment to Articles of Incorporation of Demand Financial International, Ltd. (2)

3.04           By-laws of Demand Financial International, Ltd. (2)

4.01           Demand Financial International, Ltd. Subscription Agreement (1)

5.1 Opinion of Graubard Miller with respect to the legality of the securities being offered hereby (1)

15.01 Simon Krowitz Bolin & Associates, P.A, letter on unaudited interim financial information (1)

16.01 Letter on Change in Certifying Accountant (1) (also filed with Form 8-K on December 11, 2001)

23.01          Consent of Graubard Miller ( included as part of its opinion) (1)

23.02          Consent of Simon Krowitz Bolin & Associates, P.A. (1)

-------------------------------
(1) Filed herewith.
(2) Incorporated by reference from Form 10-SB filed on April 30, 2001. SEC file number 000-032629.